UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2006

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 5, 2006, the Company agreed to issue and sell 13,200,000 shares of 6½% Series D Cumulative Convertible Preferred Shares, $0.01 par value per share (“Series D Preferred Shares”), in a public offering. The Company expects to issue and deliver the Series D Preferred Shares on or about October 11, 2006. The price to the public in the offering will be $25 per share. The Company expects the net proceeds from the sale of these Series D Preferred Shares, after underwriting discount and other estimated expenses of the offering, will be approximately $320.2 million. The Company presently intends to use the net proceeds to repay the $310 million outstanding under its revolving credit facility and for general business purposes, including acquisitions. The Company also granted the underwriters a 30-day option to purchase up to 1,980,00,000 additional Series D Preferred Shares to cover over-allotments, if any.

The following is a summary of material terms of the Series D Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified by reference to all of the terms and conditions of the Series D Preferred Shares in the related Articles Supplementary and in the Company’s Declaration of Trust. A copy of the form of the Articles Supplementary are filed as an exhibit to this report.

Holders of Series D Preferred Shares will be entitled to receive cumulative cash distributions at a rate of 6.50% per annum of the $25 per share liquidation preference (equivalent to $1.625 per year per share). Beginning on February 15, 2007, distributions on the Series D Preferred Shares will be payable quarterly in arrears on the 15th day of each February, May, August, and November or, if not a business day, the next business day. Distributions on the Series D Preferred Shares issued in the offering will be cumulative from the date of original issuance, which is expected to be October 11, 2006. The Series D Preferred Shares rank senior to the Company’s common shares and junior participating preferred shares with respect to the payment of dividends and on a parity with the Company’s Series B and Series C preferred shares.

If the Company is liquidated, dissolved or wound up, holders of the Series D Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of the Company’s common shares and any other shares of beneficial interest ranking junior to the Series D Preferred Shares as to liquidation rights. The rights of the holders of the Series D Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of the Company’s shares ranked on a parity with the Series D Preferred Shares, including the Company’s Series B and Series C preferred shares.

Holders of Series D Preferred Shares generally have no voting rights. However, if the Company does not pay distributions on the Series D Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series D Preferred Shares, voting together with the holders of any other class or series of the Company’s preferred shares which have similar voting rights, including the Series B and Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on the Company’s board of trustees until the Company pays all distributions which it owes on the preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares is required for the Company to authorize, create or increase capital shares ranking senior to the Series D Preferred Shares or to amend its declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series D Preferred Shares.

The Series D Preferred Shares will not have any maturity date, and the Company is not required to redeem the Series D Preferred Shares.

Each holder of the Series D Preferred Shares will have the right, at its option, to convert all or some of its Series D Preferred Shares into common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”). The initial conversion rate will be 1.9231 Common Shares per $25 liquidation preference, which is equivalent to an initial conversion price of approximately $13.00 per Common Share.

On and after November 20, 2011, the Company will have the right, at its option, to convert some or all of the Series D Preferred Shares at the then applicable conversion rate. That conversion option will be exercisable only if the closing sale price of the Company’s common shares equals or exceeds the then applicable conversion price of the Series D Preferred Shares for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the trading day immediately prior to the Company’s issuance of a press release announcing its exercise of such conversion option.

The conversion rate is subject to adjustment upon the occurrence of certain events, including:

•	the issuance of distributions on the Company’s common shares payable in common shares;
•	certain subdivisions, and combinations and reclassifications of the Company’s common shares;
•	the Company’s issuance of certain rights or warrants;
•	the Company’s distribution of indebtedness, non-cash assets or certain shares of beneficial interest;
•

the Company distribution in any calendar quarter to its common shareholders any cash, including quarterly cash distributions, in excess of $0.21 per common share (such per share amount to be subject to adjustment in certain circumstances); and

•	certain tender or exchange offers.

If the holder elects to convert its Series D Preferred Shares in connection with a “Fundamental Change” that occurs on or prior to November 15, 2011, the conversion rate for such Series D Preferred Shares may increase based on the share price of the Company’s common shares at the time of such Fundamental Change. There will be no increase if the share price is greater than $20.00 per share or less than $11.72 per share (such per share amounts to be subject to adjustment in certain circumstances).

In the event of a Fundamental Change, holders of Series D Preferred Shares will have a special right to convert some or all of their Series D Preferred Shares into a number of the Company’s common shares per $25.00 liquidation preference equal to such liquidation preference plus accrued and unpaid distributions to but not including the conversion date divided by 98% of the market price of the common shares (generally defined as the average of the closing sale prices of the Company’s common shares for the five consecutive trading days ending on the third trading day prior to such conversion date). In the event that a holder exercises that special conversion right, the Company will have the right to repurchase for cash all or any part of the Series D Preferred Shares as to which the special conversion right was exercised at a repurchase price equal to 100% of the liquidation preference of the Series D Preferred Shares to be repurchased plus accrued and unpaid distributions to, but not including, the repurchase date and, if the repurchase right is exercised, the holder will not have the special conversion right described in this paragraph.

A “Fundamental Change” generally will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading”. A “change in control” generally will be deemed to occur at such time as:

•

any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of the Company’s shares of beneficial interest entitled to vote generally in the election of trustees (the “voting share”);

•

there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, or of all or substantially all of the property or assets of the Company and its subsidiaries on a consolidated basis, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•

the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless the persons that “beneficially owned,” directly or indirectly, the Company’s voting share(s) immediately prior to such consolidation or merger “beneficially owned”, directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting share representing at least a majority of the total outstanding voting power of all outstanding classes of voting share of the surviving or continuing corporation;

•	the following persons cease for any reason to constitute a majority of the Company’s board of trustees:
•	individuals who on the first issue date of the Series D Preferred Shares constituted the Company’s board of trustees; and

•

any new trustees whose election to the Company’s board of trustees or whose nomination for election by the Company’s shareholders was approved by at least a majority of the Company’s trustees then still in office either who were trustees on such first issue date of the Series D Preferred Shares or whose election or nomination for election was previously so approved; or

•	the Company is liquidated or dissolved or holders of its shares of beneficial interest approve any plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, a transaction described in the second and third bullet points above will not constitute a change in control if at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common shares and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction).

A “termination of trading” is deemed to occur if the Company’s common shares (or other common shares into which the Series D Preferred Shares are then convertible) are neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

The Fundamental Change conversion and repurchase feature summarized above may make more difficult or discourage a party from taking over the Company and removing incumbent management.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE SERIES D PREFERRED SHARES AND THE AMOUNT AND USE OF PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Purchase Agreement, dated as of October 5, 2006, by and among HRPT Properties Trust and the several underwriters named therein relating to 13,200,000 6.50% Series D Cumulative Convertible Preferred Shares

3.1	Form of Articles Supplementary relating to the 6½% Series D Cumulative Convertible Preferred Shares.

4.1	Form of temporary 6½% Series D Cumulative Convertible Preferred Share Certificate.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By: /s/ John C. Popeo
Name: John C. Popeo Title: Treasurer and Chief Financial Officer Dated: October 10, 2006